Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FIRST QUARTER OF FISCAL 2026 RESULTS AND REITERATES FISCAL 2026 GUIDANCE
DALLAS (October 29, 2025) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the first quarter ended September 24, 2025.
First Quarter Fiscal 2026 Financial Highlights
“Chili’s continues to deliver industry leading results with first quarter sales of +21% and traffic of +13%, against a tough macro environment,” said Kevin Hochman, President & CEO of Brinker International. “Our consistent investments in food, service, and atmosphere, combined with strong plans, give us confidence we can build on this growth and successfully lap the high sales comparisons in Q2 & Q3.”
Company comparable restaurant sales increased 18.8% in the first quarter of fiscal 2026, including 21.4% for Chili’s. Chili’s strong first-quarter performance reflected the brand’s continued ability to drive innovation and disciplined execution. Menu enhancements and advertising initiatives helped strengthen the company’s value proposition and attract new guests, while improved restaurant operations continue to drive repeat visits. Leveraging higher sales, the company improved margins, made additional investments in the business and repurchased $92.0 million of the company’s common stock this quarter. The performance at Chili’s exceeded our plans, while Maggiano’s experienced traffic declines. The company has several initiatives in motion focused on improving the business as part of its Back to Maggiano’s strategy, featuring abundant Italian American favorites with warm and attentive service.
Financial results for the first quarter of fiscal 2026 and fiscal 2025 were as follows:

	First Quarter
	2026	2025	Variance
Company sales	$1,335.4	$1,127.3	$208.1
Total revenues	$1,349.2	$1,139.0	$210.2

Operating income	$117.9	$56.4	$61.5
Operating income as a % of Total revenues	8.7%	5.0%	3.7%
Restaurant operating margin, non-GAAP(1)	$215.8	$151.7	$64.1
Restaurant operating margin as a % of Company sales, non-GAAP(1)	16.2%	13.5%	2.7%
Net income	$99.5	$38.5	$61.0
Adjusted EBITDA, non-GAAP(1)	$172.4	$111.6	$60.8

Net income per diluted share	$2.17	$0.84	$1.33
Net income per diluted share, excluding special items, non-GAAP(1)	$1.93	$0.95	$0.98
Comparable Restaurant Sales(2)

Q1:26 vs 25
Brinker	18.8%
Chili’s	21.4%
Maggiano’s	(6.4)%
(1)See Non-GAAP Information and Reconciliations section below for more details.

(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Full Year Fiscal 2026 Guidance
The Company is reiterating its guidance for fiscal 2026. The risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results.
•Total revenues are expected to be in the range of $5.60 billion - $5.70 billion;
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $9.90 - $10.50;
•Capital expenditures are expected to be in the range of $270.0 million - $290.0 million; and
•Weighted average shares are expected to be in the range of 45.0 million - 46.0 million.
We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
First Quarter of Fiscal 2026 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended September 24, 2025 and September 25, 2024:

	Chili’s			Maggiano’s
	First Quarter		Variance	First Quarter		Variance
	2026	2025		2026	2025
Company sales	$1,236.2	$1,018.9	$217.3	$99.2	$108.4	$(9.2)
Franchise revenues	13.5	11.5	2.0	0.3	0.2	0.1
Total revenues	$1,249.7	$1,030.4	$219.3	$99.5	$108.6	$(9.1)

Company restaurant expenses(1)	$1,022.6	$881.3	$141.3	$96.8	$94.0	$2.8
Company restaurant expenses as a % of Company sales	82.7%	86.5%	(3.8)%	97.6%	86.7%	10.9%

Operating income (loss) - GAAP	$169.0	$93.9	$75.1	$(4.1)	$7.8	$(11.9)
Operating income (loss) as a % of Total revenues	13.5%	9.1%	4.4%	(4.1)%	7.2%	(11.3)%

Restaurant operating margin, non-GAAP(2)	$213.6	$137.6	$76.0	$2.4	$14.4	$(12.0)
Restaurant operating margin as a % of Company sales, non-GAAP(2)	17.3%	13.5%	3.8%	2.4%	13.3%	(10.9)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.

Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by higher traffic, favorable sales mix, and menu pricing.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage and lower repairs and maintenance, partially offset by higher hourly labor and manager salaries, unfavorable menu item mix and commodity costs, and higher other restaurant expenses.
•Chili’s franchisees generated sales of approximately $269.5 million for the first quarter of fiscal 2026 compared to $225.7 million for the first quarter of fiscal 2025.
Maggiano’s
•Maggiano’s Company sales decreased primarily due to unfavorable comparable restaurant sales driven by lower traffic, partially offset by menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to sales deleverage, unfavorable menu item mix and commodity costs, higher advertising, delivery fees and to-go supplies, manager salaries and hourly labor, and other restaurant expenses.
Corporate
•On a GAAP basis, the effective income tax rate was 7.5% in the first quarter of fiscal 2026. The effective income tax rate is lower than the statutory rate of 21.0% primarily due to leverage of the FICA tip credit and excess tax benefits from stock based compensation of $11.7 million. Excluding the impact of special items, the effective income tax rate was an expense of 18.5% in the first quarter of fiscal 2026.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, October 29, 2025 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/q1-2026-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the first quarter of fiscal 2026 filing on or before November 3, 2025
•Earnings release call for the second quarter of fiscal 2026 on January 28, 2026
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.

About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 28 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental and sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended
	September 24, 2025	September 25, 2024
Revenues
Company sales	$1,335.4	$1,127.3
Franchise revenues	13.8	11.7
Total revenues	1,349.2	1,139.0
Operating costs and expenses
Food and beverage costs	344.6	284.3
Restaurant labor	431.0	377.4
Restaurant expenses	344.0	313.9
Depreciation and amortization	53.6	46.3
General and administrative	57.2	51.8
Other (gains) and charges(1)	0.9	8.9
Total operating costs and expenses	1,231.3	1,082.6
Operating income	117.9	56.4
Interest expenses	10.5	14.3
Other income, net	(0.2)	(0.2)
Income before income taxes	107.6	42.3
Provision for income taxes	8.1	3.8
Net income	$99.5	$38.5

Basic net income per share	$2.23	$0.86

Diluted net income per share	$2.17	$0.84

Basic weighted average shares outstanding	44.7	44.9

Diluted weighted average shares outstanding	45.8	45.9

Other comprehensive income (loss)
Foreign currency translation adjustment	$(0.1)	$0.1
Comprehensive income	$99.4	$38.6
(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended
	September 24, 2025	September 25, 2024
Severance and other benefit charges	$1.5	$0.3
Litigation & claims, net	0.7	2.5
Restaurant closure asset write-offs and charges	0.6	0.7
Enterprise system implementation costs	—	4.4
Loss from natural disasters, net (of insurance recoveries)	(2.3)	—
Other	0.4	1.0
Total other (gains) and charges	$0.9	$8.9

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 24, 2025	June 25, 2025
ASSETS
Total current assets	$214.5	$207.0
Net property and equipment	966.7	952.7
Operating lease assets	1,166.4	1,149.1
Deferred income taxes, net	98.4	101.4
Other assets	266.0	268.4
Total assets	$2,712.0	$2,678.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$616.0	$675.6
Long-term debt and finance leases, less current installments	525.8	426.0
Long-term operating lease liabilities, less current portion	1,154.0	1,135.3
Other liabilities	72.3	70.8
Total shareholders’ equity	343.9	370.9
Total liabilities and shareholders' equity	$2,712.0	$2,678.6

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirteen Week Periods Ended
	September 24, 2025	September 25, 2024
Cash flows from operating activities
Net income	$99.5	$38.5
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	53.6	46.3
Deferred income taxes, net	2.9	1.8
Non-cash other (gains) and charges	0.8	4.0
Stock-based compensation	7.9	7.1
Net loss on disposal of assets	2.2	2.9
Other	0.5	0.7
Changes in assets and liabilities	(46.6)	(38.5)
Net cash provided by operating activities	120.8	62.8
Cash flows from investing activities
Payments for property and equipment	(58.6)	(56.5)
Proceeds from sale of assets	0.2	—
Insurance recoveries	0.5	—
Net cash used in investing activities	(57.9)	(56.5)
Cash flows from financing activities
Borrowings on revolving credit facility	255.0	90.0
Payments on revolving credit facility	(165.0)	(65.0)
Purchases of treasury stock	(134.5)	(74.8)
Payments on long-term debt	(3.9)	(8.2)
Proceeds from issuance of treasury stock	0.2	3.4
Payments for debt issuance costs	—	(0.1)
Net cash used in financing activities	(48.2)	(54.7)
Net change in cash and cash equivalents	14.7	(48.4)
Cash and cash equivalents at beginning of period	18.9	64.6
Cash and cash equivalents at end of period	$33.6	$16.2

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2026 New Openings
	Total Restaurants Open at September 24, 2025	Total Restaurants Open at September 25, 2024	First Quarter Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,109	1,116	2	6
Chili’s international	4	4	—	—
Maggiano’s domestic	48	50	—	—
Total Company-owned	1,161	1,170	2	6
Franchise restaurants
Chili’s domestic	99	99	—	2-4
Chili’s international	367	354	5	24-28
Maggiano’s domestic	3	2	—	—
Total franchise	469	455	5	26-32
Total Company-owned and franchise
Chili’s domestic	1,208	1,215	2	8-10
Chili’s international	371	358	5	24-28
Maggiano’s domestic	51	52	—	—
Total	1,630	1,625	7	32-38
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	Q1:26 vs 25	Q1:25 vs 24	Q1:26 vs 25	Q1:25 vs 24	Q1:26 vs 25	Q1:25 vs 24	Q1:26 vs 25	Q1:25 vs 24
Company-owned	18.8%	13.0%	4.1%	7.2%	4.1%	0.9%	10.6%	4.9%
Chili’s	21.4%	14.1%	4.0%	6.8%	4.3%	0.8%	13.1%	6.5%
Maggiano’s	(6.4)%	4.2%	5.9%	10.8%	0.5%	2.1%	(12.8)%	(8.7)%
Franchise(3)	19.0%	6.8%
U.S.	23.1%	12.3%
International	16.5%	3.7%
Chili’s domestic(4)	21.6%	13.9%
System-wide(5)	18.9%	12.0%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.

(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q1 26	EPS Q1 26	Q1 25	EPS Q1 25
Net income, GAAP	$99.5	$2.17	$38.5	$0.84
Special items - Other (gains) and charges(1)	0.9	0.02	8.9	0.19
Income tax effect related to special items(2)	(0.2)	—	(2.2)	(0.04)
Special items, net of taxes	0.7	0.02	6.7	0.15
Adjustment for special tax items(3)	(11.7)	(0.26)	(1.7)	(0.04)
Net income, excluding special items, non-GAAP	$88.5	$1.93	$43.5	$0.95
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q1 26	Q1 25	Q1 26	Q1 25	Q1 26	Q1 25
Operating income (loss) - GAAP	$169.0	$93.9	$(4.1)	$7.8	$117.9	$56.4
Operating income as a % of Total revenues	13.5%	9.1%	(4.1)%	7.2%	8.7%	5.0%

Operating income (loss) - GAAP	$169.0	$93.9	$(4.1)	$7.8	$117.9	$56.4
Less: Franchise revenues	(13.5)	(11.5)	(0.3)	(0.2)	(13.8)	(11.7)
Plus: Depreciation and amortization	46.7	40.5	4.2	3.4	53.6	46.3
General and administrative	12.7	11.8	1.6	3.0	57.2	51.8
Other (gains) and charges	(1.3)	2.9	1.0	0.4	0.9	8.9
Restaurant operating margin, non-GAAP	$213.6	$137.6	$2.4	$14.4	$215.8	$151.7
Restaurant operating margin as a % of Company sales, non-GAAP	17.3%	13.5%	2.4%	13.3%	16.2%	13.5%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Q1 26	Q1 25
Net income - GAAP	$99.5	$38.5
Provision for income taxes	8.1	3.8
Other income, net	(0.2)	(0.2)
Interest expenses	10.5	14.3
Depreciation and amortization	53.6	46.3
Other (gains) and charges	0.9	8.9
Adjusted EBITDA, non-GAAP	$172.4	$111.6

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019